Exhibit 10.1


                               FOURTH AMENDMENT TO
         FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                       LEPERCQ CORPORATE INCOME FUND L.P.

               This FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEPERCQ CORPORATE INCOME FUND L.P. (this "Amendment") is made and entered into on and effective as October 28, 2004, by Lex GP-1 Trust, as general partner.

               A. Lepercq Corporate Income Fund L.P., a Delaware limited partnership (the "Partnership"), is governed by that certain Fifth Amended and Restated Agreement of Limited Partnership, dated as of December 31, 1996, as amended by Amendment No. 1 thereto dated as of December 31, 2000, by First Amendment thereto effective as of June 19, 2003, by Second Amendment thereto effective as of October June 30, 2003, and by Third Amendment thereto effective as of December 31, 2003 (the "Agreement"). Unless otherwise defined, all capitalized terms used herein shall have such meaning ascribed such terms in the Agreement.

               B. Lex GP-1 Trust, a Delaware statutory trust, is the General Partner of the Partnership.

               C. Pursuant to Sections 4.2(A), 12.1, 12.2, 14.1(B)(2) of the Agreement, the General Partner has the power, without the consent of any other Partner to amend the Agreement as may be required to reflect the admission of Partners in accordance with the Agreement.

               NOW, THEREFORE, pursuant to the authority granted to the General Partner in the Agreement, the General Partner amends the agreement as follows:

               1. Exhibit A. Exhibit A of the Agreement is hereby amended by adding the Montgomery Limited Partners Supplement attached as Exhibit 1 hereto to the end of Exhibit A of the Agreement, for the purposes of admitting the Montgomery Limited Partners as Partners of the Partnership with the rights and obligations of Additional Limited Partners.

               2. Miscellaneous. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.

               IN WITNESS WHEREOF, the General Partner has executed this Amendment on behalf of the Partnership in accordance with the provisions of Sections 4.2(A), 12.1, 12.2 and 14.1(B) of the Agreement as of the date first written above.


                                    GENERAL PARTNER:

                                    LEX GP-1 TRUST


                                    By  /s/ Patrick Carroll
                                       -----------------------------------
                                        Name:   Patrick Carroll
                                        Title:  Executive Vice President

                                    Exhibit 1
                                    ---------


                     Montgomery Limited Partners Supplement

               As a result of the contribution of the interests in Barnhech Montgomery Limited Partnership ("Montgomery") on October 28, 2004, the General Partner pursuant to Section 4.2.A and Sections 14.1.B(2) and 14.1.B(3) of this Agreement has authorized the issuance of Partnership Units to those former limited partners of Montgomery (the "Montgomery Limited Partners") electing to contribute all of their interests to the Partnership. Each Montgomery Limited Partner shall receive the number of Partnership Units specified below. For purposes of applying the terms and conditions of the Agreement, each Montgomery Limited Partner shall be a Partner of the Partnership with the rights and obligations of Additional Limited Partners.

               Notwithstanding Section 5.1.A of the Agreement, each Montgomery Limited Partner shall be entitled to receive distributions with respect to each Partnership Unit equal to the cash dividend payable with respect to each share of REIT Shares, determined at the time of each quarterly distribution beginning with the distribution payable to shareholders of record of LXP in November, 2004.

               Partnership taxable income shall be specially allocated to each Montgomery Limited Partner in an amount equal to, but not in excess of, the cash distributed to each such Montgomery Limited Partner; provided, however, that each such Montgomery Limited Partner shall be allocated taxable income as otherwise required in Exhibit B and C of the Partnership Agreement.

               For purposes of Section 8.4 of the Partnership Agreement, beginning on May 1, 2006, and on each August 1st, November 1st, February 1st, and May 1st thereafter (each a "Notice Date"), each Montgomery Limited Partner shall have the right (the "Montgomery Limited Partner Redemption Right") to require the Partnership to redeem on a Specified Redemption Date the Partnership Units held by such Montgomery Limited Partner for the Redemption Amount to be delivered by the Partnership; provided, however, that each Montgomery Limited Partner must convert a number of Partnership Units equal to at least the lesser of (i) 1,000 Partnership Units, or (ii) all of the Partnership Units held by such partner. The Montgomery Limited Partner Redemption Right shall be exercised pursuant to a Notice of Redemption (substantially in the form of Exhibits D-1 through D-4) delivered to the General Partner and LXP on a Notice Date by the Montgomery Limited Partner who is exercising its Montgomery Limited Partner Redemption Right (the "Montgomery Redeeming Partner"). The Montgomery Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. The Partnership covenants to cause the registration of any REIT Shares issued in connection with a redemption in such a manner as is required so that the REIT Shares issued in


                                   Exhibit 1-1
connection with such redemption are freely transferable. The Assignee of any Montgomery Limited Partner may exercise the redemption rights of such Montgomery Limited Partner, and such Montgomery Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Montgomery Limited Partner, the Redemption Amount shall be delivered by the Partnership directly to such Assignee and not to such Montgomery Limited Partner.

               The Partnership Units held by a Montgomery Limited Partner shall be subject to redemption by the Partnership if otherwise required by the terms of the Partnership Agreement.

               LXP agrees to enter into a Guaranty Agreement with the Partnership on the date the Montgomery Limited Partner are admitted to the Partnership, on terms reasonably satisfactory to LXP and the Partnership, pursuant to which LXP shall guaranty the obligations of the Partnership to pay the Redemption Amount on the Specified Redemption Date.

               Each of the Montgomery Limited Partners, LXP, the Partnership and the General Partner shall treat the transaction between LXP and each Montgomery Limited Partner as a sale of the Montgomery Redeeming Partner's Partnership Units to LXP or the General Partner, as the case may be, for federal income tax purposes. Each Montgomery Limited Partner agrees to execute such documents as the Partnership may reasonably require in connection with the issuance of REIT Shares upon exercise of its Redemption Right.


                         PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                           Capital          Partnership   Percentage    Redemption
      Name and Address of Partner       Contribution(1)        Units       Interest   Exercise Date
-----------------------------------------------------------------------------------------------------
Montgomery Limited Partners                                                 0.0035%    May 1, 2006
---------------------------
Peter J. Kinnunen                           0.15647520          1,974

Francois Letaconnoux                        0.06128612            773


--------
 1 Units of Limited Partnership of Montgomery Contributed




                                  Exhibit 1-2

Ellen C. Monk                               0.21808731          2,751

Antony Monk Insurance Trust U/A/D           0.65393594          8,251
5/13/92, F/B/O Monk Children, Ellen
Monk, Trustee

Terrell R. Peterson Trust dtd. 4/5/90       0.15647520          1,974

E. Robert Roskind                           0.23927666          3,019

Richard J. Rouse                            0.17603460          2,221

Edward C. Whiting                           0.23471280          2,961

Trust F/B/O Joanna Monk U/A 2/28/89,        0.04074875            514
Dennis Monk, Trustee

Trust F/B/O Jonathan Monk U/A 2/28/89,      0.04074875            514
Dennis Monk, Trustee

Trust F/B/O Samantha Monk                   0.04074875            514
U/A 2/28/89, Dennis Monk, Trustee



                                  Exhibit 1-3

The LCP Group, L.P.                         1.74136992         21,972

Donald R. Tomlin, Jr.                       0.50000000          6,309

Ileana Basil                                2.49355200         31,463

Mary Blair Fawcett                          1.00000000         12,618



                                  Exhibit 1-4